UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, CA 91355

(661) 775-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 25, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, or “MannKind,” a Delaware corporation. The meeting will be held on Thursday, May 25, 2006 at 10:00 a.m. local time at the Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, Connecticut 06811 for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are elected;

2.	To approve an increase in the maximum number of shares of common stock that may be issued under MannKind’s 2004 Equity Incentive Plan from 5 million shares to 9 million shares;

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 1, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ David Thomson
David Thomson
Vice President, General Counsel and Secretary

Valencia, California

APRIL 13, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, California 91355

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of MannKind Corporation (sometimes referred to as the “Company” or “MannKind”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 1, 2006 will be entitled to vote at the annual meeting. On this record date, there were 49,629,518 of shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 1, 2006 your shares were registered directly in your name with MannKind’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 1, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting two (2) proposals for stockholder vote.

Proposal 1. Election of Directors

The first proposal to be voted on is the election of nine Directors for a one-year term. MannKind’s Board of Directors has nominated nine people as directors, each of whom is currently serving as our director. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on Page 5.

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Proposal 2. Increase in the Number of Shares that may be issued under MannKind’s 2004 Equity Incentive Plan

The second proposal to be voted on is to approve an increase in the maximum number of shares of common stock that may be issued under MannKind’s 2004 Equity Incentive Plan from 5 million shares to 9 million shares. You may find information about this proposal beginning on Page 13.

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from MannKind. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for directors listed in Proposal 1 and “For” the increase in the number of shares that may be issued under our 2004 Equity Incentive Plan as provided in Proposal 2. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to MannKind’s Secretary at 28903 North Avenue Paine, Valencia, CA 91355.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2006, to David Thomson, Ph.D., J.D.; 28903 North Avenue Paine, Valencia, CA 91355. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so not later than the close of business on February 24, 2007 nor earlier than the close of business on January 25, 2007. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal No. 2 regarding the increase in the number of shares that may be issued under our 2004 Equity Incentive Plan must receive a “for” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholder is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 49,629,518 of shares outstanding and entitled to vote. Thus 25,311,054 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

MannKind’s Board of Directors consists of nine directors. There are nine nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy that its directors are invited and expected to attend the Annual Meeting. All directors, except Mr. Mann and Dr. Friedman, attended the 2005 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by MannKind’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Alfred E. Mann	80	Chairman of the Board of Directors and Chief Executive Officer
Hakan S. Edstrom	56	President, Chief Operating Officer and Director
Kathleen Connell, Ph.D.(1)(2)	58	Director
Ronald Consiglio(1)	62	Director
Michael Friedman, M.D.(3)	62	Director
Llew Keltner, M.D., Ph.D.(2)	56	Director
Kent Kresa(2)(3)	68	Director
David H. MacCallum(1)	68	Director
Henry L. Nordhoff(3)	64	Director

__________

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

Alfred E. Mann has been one of our directors since April 1999, our Chairman of the Board since December 2001 and our Chief Executive Officer since October 2003. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits, that was acquired by Boston Scientific Corporation in June 2004. Mr. Mann has also founded and is non-executive Chairman of Second Sight, which is developing a visual prosthesis for the blind and Quallion, which produces batteries for medical products and for the military and aerospace industries. Mr. Mann is also non-executive Chairman of the Alfred Mann Foundation and Alfred Mann Institute at the University of Southern California, and the Alfred Mann Foundation for Biomedical

Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds a bachelor’s and master’s degree in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering.

Hakan S. Edstrom has been our President and Chief Operating Officer since April 2001 and has served as one of our directors since December 2001. Mr. Edstrom was with Bausch & Lomb, Inc., a health care product company, from January 1998 to April 2001, advancing to the position of Senior Corporate Vice President and President of Bausch & Lomb, Inc. Americas Region. From 1981 to 1997, Mr. Edstrom was with Pharmacia Corporation, where he held various executive positions, including President and Chief Executive Officer of Pharmacia Opthalmics Inc. Mr. Edstrom is currently a director of Q-Med AB, a biotechnology and medical device company, and Ixion Biotechnology, Inc., a biotechnology company. Mr. Edstrom was educated in Sweden and holds a master’s degree in business administration from the Stockholm School of Economics.

Kathleen Connell, Ph.D. has been one of our directors since November 2003. Currently, Dr. Connell is President of Connell Group, an investment advisory firm and teaches international finance at the UC Berkeley Haas School of Business. From 1995 to 2003, she served as Controller for the State of California. Her prior experience includes serving as a president of a NASD-SEC registered investment banking firm, as vice-president of a New York-based bank and as the founder and Chair of the UCLA Center for Finance and Real Estate at the John E. Anderson Graduate School of Management, where she taught for five years. Dr. Connell has a Ph.D. from the University of California, Los Angeles.

Ronald Consiglio has been one of our directors since October 2003. Currently, Mr. Consiglio is the Managing Director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio is currently a member of the board of directors of Natrol, Inc, a manufacturer of dietary supplements and a trustee on the board of directors of Metropolitan West Trust, a management investment company. Mr. Consiglio is a certified public accountant and holds a bachelor’s degree in accounting from California State University at Northridge.

Michael Friedman, M.D. has been one of our directors since December 2003. Currently, Dr. Friedman is the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a senior vice president of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. Dr. Friedman received a bachelor of arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School.

Llew Keltner, M.D., Ph.D. has been one of our directors since October 2003. He founded EPISTAT, an international pharmaceutical and health care strategy company and has served as its Chief Executive Officer since 1985. He has also served as Chief Executive Officer of MetaStat, an oncology drug development firm, since 1994. In addition, Dr. Keltner is Chairman of Light Sciences Corporation, a company developing light-activated drugs, and serves as Chief Executive Officer of Light Sciences Oncology, a company involved in development of late-stage cancer therapies. Dr. Keltner is currently on the board of directors of Infostat, Inc., a contract research organization; Oregon Life Sciences, a venture investment company focused on the bio-med and biotech sectors; LKHealthnet Inc., a company that acquires healthcare network assets; and Goodwell Technologies, Inc., a provider of real-time communications and collaboration services in the health care, financial, travel and lodging and other industries. He received a master’s degree in epidemiology and biostatistics, a Ph.D. in biomedical informatics and a medical degree from Case Western Reserve University.

Kent Kresa has been one of our directors since June 2004. Mr. Kresa is Chairman Emeritus of Northrop Grumman Corporation, a defense company and from September 1990 until October 2003, he was its Chairman. He also served as Chief Executive Officer of Northrop Grumman Corporation from January 1990 until March 2003 and as its President from 1987 until September 2001. Mr. Kresa is also Chairman of the Board of Trustees of the California Institute of Technology (“Caltech”) and has been a member of the Caltech Board of Trustees since 1994. Mr. Kresa serves as non-executive Chairman of Avery Dennison Corporation, a company focused on pressure-sensitive technology and self-adhesive solutions; and on the boards of Eclipse Aviation Corporation, an aircraft designer and producer; Fluor Corporation, a provider of engineering, procurement, construction and maintenance services; General Motors Corporation, an automobile manufacturer; and several non-profit organizations and universities. He is also a senior advisor for The

Carlyle Group, a private equity firm, and on the Advisory Board of Trust Company of the West, an asset management firm. As a graduate of M.I.T., he received a B.S. in 1959, an M.S. in 1961, and an E.A.A. in 1966, all in aeronautics and astronautics.

David H. MacCallum has been one of our directors since June 2004. Currently, Mr. MacCallum is the Managing Partner of Outer Islands Capital, a hedge fund specializing in health care investments. From June 1999 until November 2001, he was Global Head of Health Care investment banking for Salomon Smith Barney, part of Citigroup, a financial institution. Prior to joining Salomon Smith Barney, he was Executive Vice President and Head of the Health Care group at ING Barings Furman Selz LLC, an investment banking firm and subsidiary of ING Group, a Dutch financial institution, from April 1998 to June 1999. Prior to that, Mr. MacCallum formed the Life Sciences group at UBS Securities, an investment banking firm, where he was Managing Director and Global Head of Life Sciences from May 1994 to April 1998. Before joining UBS Securities, he built the health care practice at Hambrecht & Quist, an investment banking firm, where he was Head of Health Care and Co-Head of Investment Banking. Mr. MacCallum received an A. B. degree from Brown University and an M.B.A. degree from New York University. He is a Chartered Financial Analyst.

Henry L. Nordhoff has been one of our directors since March 2005. Mr. Nordhoff has served as Chief Executive Officer and President of Gen-Probe Incorporated, a clinical diagnostic and blood screening company, since July 1994 and Chairman of the Board of Gen-Probe since September 2002. Prior to joining Gen-Probe, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors other than Mr. Mann and Mr. Edstrom are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors or nominees for director have a material or other disqualifying relationship with the Company.

See also “CERTAIN TRANSACTIONS” below.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We are committed to maintaining the highest standards of business conduct and ethics. Our Board of Directors has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board adopted the Corporate Governance Guidelines to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. Our Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at www.mannkindcorp.com.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at www.mannkindcorp.com. The following table provides membership and meeting information for fiscal year ended December 31, 2005 for each of the Board committees:

Name	Audit	Compensation	Governance and Nominating
Non-Employee Directors:
Kathleen Connell	X		X*
Ronald Consiglio	X*
Michael Friedman, M.D.		X*
Llew Keltner, M.D., Ph.D.			X
Kent Kresa		X	X
David H. MacCallum	X
Henry L. Nordhoff		X
Employee Directors:
Alfred E. Mann
Hakan S. Edstrom
Total meetings in fiscal year 2005	14	7	1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee consists of Mr. Consiglio (chair), Dr. Connell and Mr. MacCallum, each of whom is an independent member of our board of directors (as determined by our Board based on its annual review of the definition of independence of audit committee members provided in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The functions of this committee include, among others:

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	determining the engagement of the independent registered public accounting firm;

•	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members, including compliance of the audit committee with its charter.

We have appointed Mr. Consiglio as our “audit committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee. The Audit Committee met 14 times during the fiscal year. The report of the Audit Committee is included herein on page 31.

Compensation Committee

Our compensation committee consists of Dr. Friedman (chair), Mr. Kresa and Mr. Nordhoff, each of whom is an independent member of our board of directors (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The functions of this committee include, among others:

•

reviewing and recommending policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending compensation of these officers based on such evaluations;

•	administering our benefit plans and the issuance of stock options and other awards under our stock plans;

•	reviewing and establishing appropriate insurance coverage for our directors and executive officers;

•

recommending the type and amount of compensation to be paid or awarded to members of our board of directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

Our Compensation Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Compensation Committee met 7 times during the fiscal year.

The report of the Compensation Committee is included herein on page 29.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Connell (chair), Dr. Keltner and Mr. Kresa, each of whom is an independent member of our board of directors (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The functions of this committee include, among others:

•	planning for succession with respect to the position of CEO and other senior executives;

•	reviewing and recommending nominees for election as directors;

•	assessing the performance of the board of directors and monitoring committee evaluations;

•	suggesting, as appropriate, ad-hoc committees of the board of directors;

•	developing guidelines for board composition; and

•

reviewing and evaluating, at least annually, the performance of the nominating and corporate governance committee and its members, including compliance of the nominating and corporate governance committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Nominating and Corporate Governance Committee met once during the fiscal year.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee review candidates for director nominees in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Each submission must set forth:

•	the name and address of the MannKind stockholder on whose behalf the submission is made;

•	the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 7 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she were a director or committee member, respectively, except for Mr. Keltner, who attended four (4) of the seven (7) meetings of the Board.

EXECUTIVE SESSIONS

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent Directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Ethics or Non-Retaliation Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.mannkindcorp.com) in connection with “Investor” materials. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2005, Dr. Friedman and Messrs. Kresa and Nordhoff served on our compensation committee. Neither Dr. Friedman, Mr. Kresa nor Mr. Nordhoff has ever been one of our officers or employees. During 2005, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers who served on our board of directors or compensation committee.

PROPOSAL 2

TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER
MANNKIND’S 2004 EQUITY INCENTIVE PLAN FROM 5 MILLION SHARES TO 9 MILLION SHARES

During 2004, our Board of Directors and our stockholders approved the amendment and restatement of our 2001 Stock Awards Plan, now known as our 2004 Equity Incentive Plan (the “Plan”). There are 5 million shares of Common Stock reserved for issuance under the Plan. In February 2006, the Board amended the Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the Plan from a total of 5 million shares to a total of 9 million shares. The Board adopted this amendment in order to ensure that we can continue to grant stock options at levels determined appropriate by the Board.

During 2005, our board of directors granted 1,634,679 options at a weighted average exercise price of $12.03 and 165,354 restricted stock units. As of December 31, 2005, 4,142,840 options and 164,901 restricted stock units were outstanding under the Plan and only 469,293 shares of common stock remained available for issuance under the Plan.

You are being asked to approve an increase in the number of shares reserved for issuance under the Plan from 5 million to 9 million. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Company believes it is in the best interests of the Company’s stockholders and employees to increase the number of shares of common stock available to the Plan by 4 million shares, as this will allow the Company to continue to attract and retain quality personnel and to promote employee participation in equity ownership of the Company.

The Board Of Directors Unanimously Recommends
A Vote FOR This Proposal.

FEATURES OF 2004 EQUITY INCENTIVE PLAN

The essential features of the Plan are outlined below:

General. The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Plan may be tandem rights, concurrent rights or independent rights. To date, the Company has granted only stock options and restricted stock awards under the Plan.

Purpose. The Board adopted the Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 428 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan.

Share reserve. An aggregate of 5 million shares of our common stock are currently reserved for issuance under the Plan. If this proposal is approved by the stockholders, 9 million shares of our common stock will be reserved for issuance under the Plan. Shares subject to options and stock awards that expire, terminate, are repurchased or are forfeited under the Plan will again become available for the grant of awards under the Plan. Shares issued under the Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise,” the number of shares that are not delivered to the participant shall remain available for the grant of awards under the Plan. If the exercise of any stock award is satisfied by tendering shares of common stock held by the participant, the number of shares tendered shall become available for the grant of awards under the Plan. The maximum number of shares that may be issued under the Plan subject to incentive stock options is 7,000,000.

As of April 3, 2006, options to purchase 4,945,710 shares of our common stock were outstanding under the Plan.

Administration. Our board of directors administers the Plan, and the board has delegated authority to administer the Plan to the Compensation Committee of the board of directors. Subject to the terms of the Plan, the plan administrator will determine the stock award recipients and grant dates, the numbers and types of stock awards to be granted under the Plan and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, purchase price or strike price, as applicable, for stock awards granted under the Plan.

Eligibility of awards. The Plan provides for the grant of ISOs, NSOs, restricted stock awards, stock appreciation rights, phantom stock awards and other stock awards based in whole or in part by reference to our common stock. ISOs may be granted solely to our employees, including officers. All other stock awards under the Plan may generally be granted to our employees, directors, officers and consultants.

Stock options. Stock options are granted under the Plan pursuant to a stock option agreement. Generally, the exercise price for an ISO cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price for an NSO is determined by our board of directors. Options granted under the Plan vest at the rate specified in the stock option agreement. In addition, our Plan allows for the early exercise of options, as set forth in an applicable stock option agreement. All shares of our common stock acquired through options exercised early may be subject to repurchase by us. Options granted under the Plan prior to its amendment and restatement in 2004 vest at the minimum rate of at least 20% per year and do not provide for early exercise. Stock options generally vest over four years, typically at the rate of 25% after one year and ratably on a monthly basis over a period of 36 months thereafter. Restricted stock units generally vest over four years with consideration satisfied by service to the Company.

In general, the term of stock options granted under the Plan may not exceed ten years. With respect to options granted under the Plan following our initial public offering in 2004, unless the terms of an optionee’s stock option agreement provide for earlier termination, if an optionee’s service relationship with us, or any affiliate of ours, terminates due to disability, death or retirement, the optionee, or his or her beneficiary, generally may exercise any vested options after the date the service relationship ends for up to twelve months in the event of disability, up to eighteen months in the event of death and up to twenty-four months in the event of selected retirements. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability, death or retirement, the optionee may exercise any vested options for up to three months after the termination of service, unless the terms of the stock option agreement provide for earlier termination. However, in the event the optionee’s service with us, or an affiliate of ours, is terminated for cause (as defined in the Plan), all options held by the optionee under the Plan will terminate in their entirety on the date of termination.

With respect to options granted under the Plan prior to our initial public offering in 2004, if an optionee’s service with us is terminated due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options for up to six months after the date of termination. If an optionee’s service with us is terminated for any reason other than disability or death, the optionee may exercise any vested options for up to thirty days after the date of termination. However, in the event an optionee’s service with us is terminated for cause under the terms of the Plan, all options held by the optionee under the Plan will terminate on the date of termination.

Acceptable consideration for the purchase of our common stock issued under the Plan will be determined by our board of directors and may include cash or common stock previously owned by the optionee, or may be paid through a deferred payment arrangement, a broker assisted exercise, the net exercise of the option or other legal consideration or arrangements approved by our board of directors.

Generally, options granted under the Plan may not be transferred other than by will or the laws of descent and distribution unless the optionee holds an NSO and the related option agreement provides otherwise. However, an optionee may designate a beneficiary who may exercise the options granted under the Plan following the optionee’s death.

Tax limitations on stock option grants. ISOs may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to a 10% stockholder unless the following conditions are satisfied:

•     the option exercise price is at least 110% of the fair market value of the stock subject to the option on the grant date; and

•     the term of any ISO award must not exceed five years from the grant date.

Section 162(m). Section 162(m) of the Code denies a deduction to publicly held corporations for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000. No person may be granted options under the Plan covering more than 2,000,000 shares of our common stock in any calendar year.

Restricted stock awards. Restricted stock awards are purchased through a restricted stock award agreement. To the extent required by law, the purchase price for restricted stock awards must be at least the par value of the stock. The purchase price for a restricted stock award may be payable in cash or through a deferred payment or related arrangement, the recipient’s past services performed for us, or any other form of legal consideration or arrangement acceptable to our board of directors. Rights to acquire shares under a restricted stock award may be transferred only as set forth in the restricted stock award agreement.

Stock appreciation rights. Stock appreciation rights are granted under the Plan pursuant to stock appreciation rights agreements. The plan administrator determines the strike price for a stock appreciation right. Stock appreciation rights granted under the Plan vest at the rate specified in the stock appreciation rights agreement.

The plan administrator determines the term of stock appreciation rights granted under the Plan. Unless the terms of an awardee’s stock appreciation rights agreement provides otherwise, if an awardee’s service relationship with us, or any affiliate of ours, terminates for any reason, the awardee, or his or her beneficiary, may exercise any vested stock appreciation rights for up to three months after the date the service relationship ends unless the terms of the agreement provide for earlier or later termination.

Phantom stock. Phantom stock awards are granted under the Plan pursuant to phantom stock award agreements. A phantom stock award may require the payment of at least the par value of the option subject to the award. Payment of any purchase price may be made in cash or common stock previously owned by the recipient or a combination of the two. Dividend equivalents may be credited in respect of shares covered by a phantom stock award, as determined by our board of directors. All phantom stock awards will be forfeited upon termination of the holder’s service relationship with us, or any affiliate of ours, to the extent not vested on that date.

Other stock awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with these awards.

Corporate transactions and changes in control. In the event of certain corporate transactions, all outstanding stock awards granted under the Plan following our initial public offering will be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for these awards, the vesting provisions of these awards will generally be accelerated and the awards will be terminated if not exercised prior to the effective date of the corporate transaction. We may assign any repurchase or reacquisition rights held by us with respect to outstanding stock awards to the surviving or acquiring entity. Following certain change in control transactions, the vesting and exercisability of certain stock awards granted under the Plan following our initial public offering generally will be accelerated only if and to the extent provided in the awardee’s award agreement.

Our board of directors will make appropriate adjustments for a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company.

Additional provisions. Our board of directors has the authority to amend outstanding awards granted under the Plan, except that no amendment may adversely affect an award without the recipient’s written consent. Our board of directors has the power to amend, suspend or terminate the Plan. However, some amendments also require stockholder approval.

We are required to provide annual financial statements to individuals who participated in the Plan prior to our initial public offering.

NEW PLAN BENEFITS

All awards under the Plan will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. No awards have been made under the Plan which would be issued pursuant to the 4,000,000 share increase requested by this proposal. The table below sets forth the stock options granted under the Plan as of April 3, 2006 to certain individuals and groups. This table is furnished pursuant to the rules of the Securities and Exchange Commission.

Plan Benefits

Name And Position	Number Of Shares Underlying Options Granted
Alfred E. Mann Chief Executive Officer and Chairman of the Board of Directors	340,971
Hakan S. Edstrom President, Chief Operating Officer and Director	568,205
Richard L. Anderson Corporate Vice President and Chief Financial Officer	207,666
Dan R. Burns Corporate Vice President, President, Commercial Operations and Business Development	223,333
David Thomson Corporate Vice President, General Counsel	200,810
All Current Executive Officers as a Group	1,723,685
All Current Directors Who Are Not Executive Officers	307,500
All Non-Executive Officer Employees as a Group	2,807,116

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 3, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 49,629,518 shares outstanding on April 3, 2006, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on June 2, 2006, which is 60 days after April 3, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. Except as otherwise noted in the table, the address for each person or entity listed in the table is c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, CA 91355.

	Beneficial Ownership
Identity of Owner or Group	Number of Shares	Percent of Total
Named Executive Officers and Directors:
Alfred E. Mann(1)	26,304,838	53.0%
Hakan S. Edstrom(2)	361,283	*
Richard L. Anderson(3)	130,144	*
Dan R. Burns(4)	128,333	*
David Thomson(5)	101,184	*
Kathleen Connell(6)	30,000	*
Ronald Consiglio(7)	30,000	*
Michael Friedman(8)	30,000	*
Llew Keltner(9)	30,000	*
Kent Kresa(10)	50,100	*
David H. MacCallum(11)	24,166	*
Henry L. Nordhoff(12)	12,500	*
All current executive officers and directors as a group (15 persons)(13)	27,250,048	54.9%
Five Percent Stockholders:
Biomed Partners, LLC(14)	4,025,979	8.1%
FMR Corp. (15)	3,352,325	6.8%

*	Less than one percent.

(1)

Consists of 17,964,378 shares and 1,388,993 warrants held by the Alfred E. Mann Living Trust, 10,968 shares held by Mannco LLC, 187,395 shares issuable to Alfred E. Mann upon the exercise of options vested as of 60 days following April 3, 2006, 4,025,979 shares and 321,098 warrants held by Biomed Partners, LLC and 2,406,027 shares held by Biomed Partners II, LLC. The Alfred E. Mann Living Trust and MiniMed Infusion, Inc. are each 0.1% managing members of each of Biomed Partners, LLC and Biomed Partners II, LLC. Alfred Mann has voting and dispositive power over the shares set forth opposite the names of each of these entities. All warrants beneficially owned by Mr. Mann were exercisable on February 1, 2006 and expire in August 2010.

(2)	Includes 341,955 shares issuable to Mr. Edstrom upon the exercise of options vested as of 60 days following April 3, 2006.

(3)	Includes 118,749 shares issuable to Mr. Anderson upon the exercise of options vested as of 60 days following April 3, 2006.

(4)	Consists of 128,333 shares issuable to Mr. Burns upon the exercise of options vested as of 60 days following April 3, 2006.

(5)	Includes 99,509 shares issuable to Dr. Thomson upon the exercise of options vested as of 60 days following April 3, 2006.

(6)	Consists of 30,000 shares issuable to Dr. Connell upon the exercise of options vested as of 60 days following April 3, 2006.

(7)	Consists of 30,000 shares issuable to Mr. Consiglio upon the exercise of options vested as of 60 days following April 3, 2006.

(8)	Consists of 30,000 shares issuable to Dr. Friedman upon the exercise of options vested as of 60 days following April 3, 2006.

(9)	Consists of 30,000 shares issuable to Dr. Keltner upon the exercise of options vested as of 60 days following April 3, 2006.

(10)	Includes 30,500 shares owned, 2,100 warrants exercisable as of February 1, 2006 and 17,500 shares issuable to Mr. Kresa upon the exercise of options vested as of 60 days following April 3, 2006.

(11)	Includes 6,666 shares owned and 17,500 shares issuable to Mr. MacCallum upon the exercise of options vested as of 60 days following April 3, 2006.

(12)	Consists of 12,500 shares issuable to Mr. Nordhoff upon the exercise of options vested as of 60 days following April 3, 2006.

(13)

Includes 17,500 shares issuable to Ms. Diane Palumbo, our Corporate Vice President of Human Resources, upon the exercise of options vested as of 60 days following April 3, 2006. Our Corporate Vice President, Chief Scientific Officer, Mr. Peter Richardson and our Corporate Vice President of Operations, Dr. Juergen A. Martens did not beneficially own any shares as of April 3, 2006.

(14)	The Alfred E. Mann Living Trust and MiniMed Infusion, Inc. are each 0.1% managing members of each of Biomed Partners, LLC. Alfred Mann has voting and dispositive power over the shares set forth.

(15)

The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G/A filed by FMR Corp. and Edward C. Johnson 3d with the SEC on February  14, 2006 (the “FMR Schedule 13G/A”) reporting beneficial ownership of MannKind’s common stock as of December 31, 2005. According to the FMR Schedule 13G/A: (i) Fidelity Management  & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. beneficially owns 3,352,325 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity funds each has sole power to dispose of such shares. The sole power to vote or direct the voting of these shares resides with the funds’ Boards of Trustees; and (ii) Fidelity Contrafund, an investment company, beneficially owns 2,422,866 of these shares.

COMPENSATION OF DIRECTORS

Fees Generally

Each of our non-employee directors receives an annual retainer of $25,000 for service on the Board of Directors. Each of our non-employee directors who serve as a committee chairman receives, in addition to the annual retainer, an additional retainer of $3,000 per year for his or her service as committee chairman and committee members receive an additional retainer of $2,000 per year; provided, however, the Audit Committee chairman’s additional retainer is $8,000 per year and each Audit Committee members’ additional retainer is $4,000 per year. Each of our non- employee directors also receives $2,000 for each meeting of the Board of Directors attended, and $750 for attending each meeting of any committee of the Board of Directors on which he or she serves. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $198,100. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Options Generally

Each non-employee director of the Company also receives stock option grants under the 2004 Non-Employee Directors’ Stock Option Plan (which shall be referred to as the “Directors’ Plan” ). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. Pursuant to the terms of the Directors’ Plan, each of our non-employee directors automatically received, and each person who is elected or appointed for the first time to be a non-employee director will automatically receive, on the date of his or her initial election or appointment to our Board, an option to purchase 30,000 shares of our common stock as an initial grant (the “Initial Option”). On the date of each of our annual stockholder meetings, each non-employee director is automatically granted an option to purchase 10,000 shares of our common stock as an annual grant under the Directors’ Plan (the “Annual Option”). However, if a non-employee director has not been serving as a non-employee director for the entire period beginning from the preceding annual stockholders meeting, then the number of shares subject to such Annual Option shall be reduced proportionately for each full quarter prior to the date of the Annual Option during which such person did not serve as a non-employee director. No other options may be granted at any time under the Directors’ Plan.

The exercise price of options granted under the Directors’ Plan cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Acceptable consideration for the purchase of our common stock issued under the Directors’ Plan will be determined by our Board and may include cash or common stock previously owned by the optionee or may be paid through a broker assisted exercise or net exercise feature. All Initial Options vest in equal annual installments over three years. All Annual Options vest monthly over a period of three years. An optionee whose service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant to either us or one of our affiliates, ceases for any reason may exercise options for the term provided in the option agreement to the extent the options were exercisable on the date of termination. The term of options granted under the Directors’ Plan is ten years.

Our Board will administer the Directors’ Plan, but the Board may delegate authority to administer the Directors’ Plan to a committee of one or more members of the board. The Board has broad discretion to interpret and administer the Directors’ Plan. Our Board may amend or terminate the Directors’ Plan at any time. However, some amendments will require stockholder approval and no amendment or termination may adversely affect a non-employee directors’ outstanding options without the non-employee directors’ written consent.

In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the option will terminate if not exercised prior to the consummation of the transaction, unless the surviving entity or acquiring corporation chooses to assume any stock options outstanding under the Directors’ Plan or substitute similar stock options for those outstanding under the plan. Our board of directors will make appropriate adjustments for a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS IN FISCAL YEAR 2005
Name	Date of Grant	Number of Securities Underlying Options Granted	Exercise Price ($/Sh)	Expiration Date
Kathleen Connell	5/24/2005	10,000	$12.52	5/24/2015
Ronald Consiglio	5/24/2005	10,000	12.52	5/24/2015
Michael A. Friedman	5/24/2005	10,000	12.52	5/24/2015
Llew Keltner	5/24/2005	10,000	12.52	5/24/2015
Kent Kresa	5/24/2005	7,500	12.52	5/24/2015
David MacCallum	5/24/2005	7,500	12.52	5/24/2015
Henry L. Nordhoff	3/18/2005	30,000	13.02	3/18/2015
Henry L. Nordhoff	5/24/2005	2,500	12.52	5/24/2015

Except for the Initial Option of 30,000 shares granted to Mr. Nordhoff on March 18, 2005, which vest annually over three years, all options immediately vested upon grant on May 24, 2005. Effective February 2006, Annual Options granted to non-employee directors vest monthly over a period of three years instead of immediately upon date of grant. The exercise price per share represents the fair market value of such common stock on the date of each respective grant (based on the closing sales price reported on the Nasdaq National Market for the day previous to the date of grant). MannKind has no consulting agreements with any of its directors pursuant to which stock options were issued.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation received for the fiscal year ended December 31, 2005, and during the preceding two fiscal years, by the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company in 2005 (collectively the “Named Executive Officers”):

				Long-Term Compensation
	Annual Compensation(1)			Securities Underlying
Name and Principal Position(s)	Year	Salary	Bonus	Restricted Stock Units	Options	All Other Compensation
Alfred E. Mann	2005	$389,023	$159,809	—	340,971	$—
Chief Executive Officer and Chairman	2004	336,440	—	—	240,972	—
of the Board of Directors	2003	100,000	—	—	240,972	—

Hakan S. Edstrom	2005	389,023	137,440	—	568,205	12,000	(2)
President, Chief Operating Officer	2004	338,978	132,034	—	483,206	12,000
and Director	2003	322,115	87,000	—	333,206	—

Richard L. Anderson	2005	300,078	92,930	3,000	207,666	9,000	(3)
Corporate Vice President and Chief	2004	288,591	87,419	—	191,667	17,502
Financial Officer	2003	280,288	—	—	116,666	59,950

Dan R. Burns	2005	305,077	102,170	1,500	223,333	18,795	(4)
Corporate Vice President, President	2004	290,000	99,180	—	213,333	16,331
Commercial Operations and Business	2003	273,963	—	—	133,333	44,731
Development

David Thomson	2005	250,592	69,338	2,287	208,520	9,000	(5)
Corporate Vice President, General	2004	239,827	74,130	—	251,594	9,000
Counsel	2003	223,269	63,000	—	159,094	—

(1)

In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any named executive officer’s salary and bonus disclosed in this table.

(2)	Consists of $12,000 in auto allowance for 2005 and 2004.
(3)

Consists of $9,000 in auto allowance in 2005; $9,000 in auto allowance and $8,502 in relocation reimbursements for 2004; and $9,404 in auto allowance and $50,546 in relocation reimbursements for 2003. Does not include compensation related to an amount loaned to Mr. Anderson in 2003, which has been subsequently repaid, or an amount paid to Mr. Anderson for the purchase of his residence, by a limited liability company that is not owned or controlled by us but is controlled by Mr. Mann.

(4) Consists of $9,795 in corporate housing and $9,000 in auto allowance in 2005; $7,331 in corporate housing and $9,000 in auto allowance in 2004; and $35,731 in temporary housing reimbursements and $9,000 in auto allowance for 2003.

(5)	Consists of $9,000 in auto allowance for 2005 and 2004.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options and restricted stock units to its employees, including the Named Executive Officers under its 2004 Equity Incentive Plan. We refer to this plan as the 2004 Plan. All options granted to our Named Executive Officers are nonstatutory stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. As of December 31, 2005, 4,142,840 options and 164,901 restricted stock units were outstanding under the 2004 Plan and an additional 469,293 shares of common stock were available for issuance under the Plan. Options expire ten years from date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value on the date of the grant. The exercise price is payable in cash, by promissory note, shares of our common stock previously owned by the optionee or pursuant to the net exercise of the option. In determining the fair market value of the stock granted prior to our initial public offering on the grant date, our board of directors considered many factors, including:

•	our absolute and relative levels of revenues and other operating results;

•	the fact that certain options involved illiquid securities in a nonpublic company;

•	prices of preferred stock issued by us to outside investors in arm’s-length transactions; and

•	the rights, preferences and privileges of our preferred stock over our common stock.

The following table summarizes option grants to the Named Executive Officers during the fiscal year ended December 31, 2005, and the value of the underlying securities held by each of these individuals at December 31, 2005. No stock appreciation rights covering our common stock were granted to any Named Executive Officer in 2005.

OPTIONS GRANTED IN FISCAL YEAR 2005

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	Number of Securities Underlying Options/RSUs Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Alfred E. Mann	100,000	6.1%	$13.39	1/31/2015	$842,090	$2,134,021
Hakan S. Edstrom	85,000	5.2	13.39	1/31/2015	715,776	1,813,918
Richard L. Anderson	16,000	1.0	11.00	11/16/2015	110,685	280,499
Dan R. Burns	10,000	0.6	11.00	11/16/2015	69,178	175,312
David Thomson	14,635	0.9	11.00	11/16/2015	101,243	256,569

(1)	Based on 1,634,679 options granted during the fiscal year ended December 31, 2005 under our 2004 Plan, including grants to executive officers.

(2)

Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the closing price on the date of grant, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

AGGREGATED OPTION EXERCISES AND VALUE OF OPTIONS AT END OF FISCAL YEAR 2005

The following table contains information relating to the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 2005, and unexercised options held as of the end of the fiscal year.

The value of each unexercised in-the-money options at December 31, 2005 is based on the closing price of our common stock on December 31, 2005, less the per share exercise price, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction. Options outstanding as of December 31, 2005 may not be exercised prior to vesting.

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Alfred E. Mann(1)	—	$—	180,729	160,243	$—	$—
Hakan S. Edstrom(2)	—	—	320,706	247,500	3,188,899	563,000
Richard L. Anderson(2)	—	—	118,750	91,917	1,126,000	401,607
Dan R. Burns(2)	—	—	128,333	96,500	1,219,833	410,990
David Thomson(2)	7,710	28,476	99,509	111,297	860,085	558,856

__________

(1)

240,972 options were granted outside of our plans. These options have the same terms as those granted under our 2004 plan. In 2005, options for 100,000 shares were granted under our 2004 plan. None of the options were in-the-money at December 31, 2005.

(2)	All options were granted under our 2004 plan.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Executive Severance Agreements

We entered into executive severance agreements with Messrs. Edstrom, Anderson, Burns, Thomson and Richardson, Dr. Martens and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one- year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreements provide that each executive is an “at will” employee and that his employment with us may be terminated at any time by the employee or us. Under the agreements, in the event we terminate an executive’s employment without cause (as defined below) or the employee terminates his employment with us for good reason (as defined below), the employee is generally entitled to receive the following:

•	the portion of the employee’s annual base salary earned through the termination date that was not paid prior to his termination, if any;

•

on the condition the employee executes a general release and settlement agreement, or release, in favor of us, the employee’s annual base salary on the date of termination for a period of 18 months following his termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to the average annual bonus received by the employee for the three years prior to his termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreements provide that, on the condition the employee executes a release, each vested stock option held by the employee on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under the agreements, an employee may be terminated for cause if he, among other things:

•	refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our board of directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us.

Under the agreements, good reason includes, among other things:

•	a reduction of the executive’s annual base salary to a level below his salary as of August 1, 2003;

•	a material diminution in the executive’s position, authority, duties or responsibilities with us, subject to certain limitations;

•	an order by us to relocate the executive to an office located more than 50 miles from the executive’s current residence and worksite;

•

any non-renewal of the executive severance agreement by us, on the condition that the executive may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and

•	any material violation of the executive severance agreement by us.

Under the agreements, an employee must inform us if he intends to terminate his agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

Dr. Solomon Steiner ceased to be an employee and a director of ours on February 6, 2003 pursuant to a settlement agreement with us. Under the settlement agreement, we became obligated to pay Dr. Steiner approximately $1,049,288 over three years, comprised of approximately $775,365 in deferred compensation from prior years and the remainder comprised of severance-related items. As of December 31, 2005, we have paid all amounts due. The settlement agreement further provides that the options held by Dr. Steiner to purchase up to 46,585 shares of our common stock remain fully exercisable through April 2007, and options to purchase up to 124,553 shares of our common stock remain fully exercisable until at least April 2006.

Mr. John Simard resigned as an employee and a director of ours in September 2002 pursuant to a post-employment agreement with us. The post-employment agreement provided that options held by Mr. Simard to purchase up to 30,317 shares of our common stock remained fully exercisable until January 2, 2006. Mr. Simard did not exercise this option.

Dr. Michael Page, who became Chief Executive Officer on January 1, 2003, resigned as an employee and a director of ours effective October 7, 2003. Under the terms of a severance agreement, we were obligated to pay Dr. Page his base salary at the rate of approximately $27,500 per month through April 2005 as well as a one-time severance payment of $165,000. The agreement also provided for accelerated vesting of an option held by Dr. Page permitting him to purchase up to 83,333 shares of our common stock at a price of $12.75 per share. Dr. Page exercised this option in full on October 7, 2004.

Change of Control Agreements

We entered into change of control agreements with Messrs. Edstrom, Anderson, Burns, Thomson and Richardson, Dr. Martens and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•

any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us, one of our employee benefit plans, Mr. Mann or any other entity in which Mr. Mann holds a majority of the beneficial interests;

•

any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;

•	any transaction in which we sell all or substantially all of our assets, subject to certain limitations;

•	our liquidation; or

•	any reorganization of our board of directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of 24 months following the change of control or the termination of his employment with us:

•	his annual base salary in an amount equal or greater to his annual salary as of the date the change of control occurs;

•

an annual bonus in an amount equal to the average annual bonus received by him for the three years prior to his termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);

•	medical, dental and other insurance, and any other benefits we may offer to our executives; and

•	prompt reimbursement for all reasonable employment expenses incurred by him in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his employment with us for good reason (as defined below) or any reason at any time during the 2-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his employment with us for good reason, he is generally entitled to receive the following:

•	the portion of his annual base salary earned through the termination date that was not paid prior to his termination, if any;

•

on the condition the employee executes a release in favor of us, the employee’s annual base salary on the date of termination for a period of 18 months following his termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to 150% of his average annual bonus received by the employee for the three years prior to his termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes a release, each option to purchase shares of our common stock held by him as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his employment with us without good reason, his agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he, among other things:

•	refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our board of directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•

a failure by us to make all compensation payments and provide all insurance and related benefits to the employee required under the agreement during his employment following a change of control, subject to certain limitations;

•	a material diminution in the employee’s position, authority, duties or responsibilities with us;

•	an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;

•

any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and

•	any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he intends to terminate his agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive and change of control agreements provide that in the event an executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	8,101,477	$ 12.33	3,235,561(1)
Equity compensation plans not approved by security holders	323,130(2)	$ 21.97	—
Total	8,424,607	$ 12.70	3,235,561

(1)

Includes 2,233,768 shares available for purchase under our 2004 Employee Stock Purchase Plan. On the first day of each calendar year, for a period of ten years beginning on January 1, 2005, the share reserve will automatically increase by the lesser of 700,000 shares or 1% of the total number of shares of our common stock outstanding on that date, or by an amount to be determined by our board of directors.

(2)

Includes options to purchase 240,972 shares granted to Mr. Mann outside of our plans. These options have the same terms as those granted under our 2004 plan, described elsewhere in this proxy statement, and have an exercise price of $25.23 per share. 144,062 options were exercisable as of December 31, 2005, and the remaining options vest in equal annual increments during 2006 and 2007.

The equity compensation plans of the Company that were in effect as of December 31, 2005 and that were adopted without the approval of the Company’s security holders are the AlleCure Corp. 2000 Stock Option and Stock Plan and the CTL ImmunoTherapies Corp. 2000 Stock Option and Stock Plan. The material terms of these plans are described below.

AlleCure Corp. 2000 Stock Option and Stock Plan and CTL ImmunoTherapies Corp. 2000 Stock Option and Stock Plan

In connection with the acquisition by us of AlleCure Corp. and CTL ImmunoTherapies Corp. on December 12, 2001, we assumed all of the outstanding options granted under the AlleCure Corp. 2000 Stock Option and Stock Plan, or the AlleCure plan, and the CTL ImmunoTherapies Corp. 2000 Stock Option and Stock Plan, or the CTL plan. Subsequent to the acquisition, these options were adjusted to cover shares of our common stock at the exchange ratios set forth in the applicable merger agreements. As of December 31, 2005, options to purchase an aggregate of 82,158 shares of our common stock under the AlleCure plan and the CTL plan were outstanding. The AlleCure plan and CTL plan were terminated and we will not grant additional equity awards under the AlleCure plan or the CTL plan, which we collectively refer to as the 2000 plans.

Share reserve. Except with respect to the outstanding options referenced above, no shares of our common stock remain reserved or available for issuance under the 2000 plans.

Administration. Pursuant to the merger, our board of directors administers the 2000 plans, but the board may delegate authority to administer the 2000 plans to a committee that complies with applicable law. Our board of directors has broad authority to administer the 2000 plans.

Eligibility of awards. The 2000 plans provided for the grant of ISOs, NSOs and stock purchase rights to employees, directors and consultants.

Stock options. Stock options were granted under the 2000 plans pursuant to a stock option agreement. Options granted under the 2000 plans have a maximum term of ten years and vest at the rate specified in the option agreements. Except in the case of options granted to officers, directors, and consultants, options become exercisable at a rate of no less than 20% per year over five years from the date the options were granted.

Acceptable consideration for the purchase of common stock issued pursuant to options granted under the 2000 plans includes cash, common stock previously owned by the optionee, a promissory note or consideration received through a cashless exercise program.

Generally, options under the 2000 plans may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Unless an optionee’s stock option agreement provides for earlier termination, if an optionee’s service relationship with us terminates due to disability or death, the optionee, or his or her beneficiary, generally may exercise any vested options for up to twelve months after the date the service relationship ends. If an optionee’s relationship with us ceases for any reason other than disability or death, the optionee may exercise his or her option within the time specified in the option agreement, or if not specified, for three months. In no event may an option be exercised after the expiration of the term of the option set forth in the option agreement.

The administrator may at any time offer to buy out for a payment in cash or shares, an option previously granted, based on such terms and conditions as the administrator may establish and communicate to the optionee at the time such offer is made.

Stock purchase rights. Unless the administrator determines otherwise, a restricted stock purchase agreement grants us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser. The repurchase option lapses at such rate as the administrator may determine. Except with respect to shares purchased by officers and directors, the repurchase option lapses at a rate of no less than 20% per year over five years from the date of purchase.

Corporate transactions or changes in control. Our board of directors will make appropriate adjustments for a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company.

In the event of the proposed dissolution or liquidation of the company, the administrator shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option or stock purchase right until fifteen days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option or stock purchase right would not otherwise be exercisable. In addition, the administrator may provide that any company repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

In addition, in the event we merge or sell all or substantially all of our assets, all outstanding stock awards under the 2000 plans will be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for these awards, each participant will be given notice of the transaction and permitted to exercise all outstanding awards held under the 2000 plans for a period of fifteen days after notice is provided. To the extent it has not been previously exercised, an option or stock purchase right will terminate at the end of such period.

Additional provisions. Our board of directors has the authority to amend outstanding awards granted under the 2000 plans, except that no amendment may adversely affect an award without the recipient’s written consent. Our board of directors has the power to amend the 2000 plans. We are required to provide annual financial statements to participants in the 2000 plans.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or “Deloitte,” as the Company’s independent auditors for the fiscal year ending December 31, 2006. The Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Deloitte has audited the Company’s financial statements since the fiscal year ended December 31, 2000. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and 2004, by Deloitte & Touche LLP (“Deloitte”), the Company’s principal accountant.

	Fiscal Year Ended (in thousands)
	2005	2004
Audit Fees(1)	$ 336,700	$ 237,800
Audit-related Fees(2)	648,400	549,146
Tax Fees(3)	110,820	61,000
All Other Fees(4)	15,825	9,611
Total Fees	$1,111,745	$ 857,557

(1)

Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements.

(2)

Represents the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under “Audit Fees” above. Also includes fees for services related to Sarbanes-Oxley and a private placement that took place in August 2005.

(3)	Represents tax preparation and compliance with various provisions of the Internal Revenue Code of 1986, as amended, or the “Code”, property tax filings and research and development tax credit claims.

(4)	Represents tax consultation regarding the application of various provisions of the Code.

All fees described above were approved by the Audit Committee.

During the fiscal year ended December 31, 2005, none of the total hours expended on the Company’s financial audit by Deloitte were provided by persons other than Deloitte’s full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter. A copy of the Company’s Auditor Fees Pre-Approval Policy is attached as Appendix A.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining Deloitte’s independence.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

INTRODUCTION

The Compensation and Committee of the Board of Directors, or the “Committee,” is pleased to present its report on executive compensation. The report’s objective is to assist stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of our executive officers and the report describes the basis on which compensation determinations for 2005 were made by the Committee. In making their determinations, the Committee has relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Biotechnology Index used in our Performance Measurement Comparison set forth in this proxy statement, and recommendations of our management.

Compensation Philosophy And Objectives

We believe that a well-designed compensation program for our executive officers should:

•

Align the goals of the executive officer with the goals of the stockholder by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

•	Recognize individual initiative, effort and achievement.

•	Provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis.

•	Align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

Because we are still in the process of developing our proprietary products and so have not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in our evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on our achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to our proprietary technology, as well as individual contribution and achievement of individual business objectives by our executive officers. Corporate and individual objectives are established at the beginning of each fiscal year. Our performance and the performance of our executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, our compensation structure for executive officers includes a combination of base salary, bonus, stock options and stock awards.

Base Salary and Bonus. Cash compensation amounts are based primarily upon the competitive market for the executive officers’ services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of our officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual’s and our objectives. This performance is compared to these objectives annually.

Long-Term Incentives. Long-term incentives are provided by means of periodic awards and/or grants of stock options or rights to purchase stock. The Equity Incentive Plan is administered by the Committee, which is comprised of non-employee directors. The Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of our stock, the best interests of stockholders and executive officers will be more closely integrated. The options have exercise prices equal to the fair market value of our common stock on the date of grant, vest over a four-year period (typically with a one-year cliff) and expire ten years from the date of grant. Vesting ceases should the executive officer leave our employ. Rights to purchase stock, or restricted stock awards, vest quarterly over a two-year period. These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to us beyond those achieved in the year of grant or award. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer’s performance against the accomplishment of corporate objectives, comparisons with other biotechnology companies at similar stages of development, the number of options previously granted to each executive officer and to the extent of options vested and restricted stock previously awarded to each executive officer. We target our option grants to be at the median point of the range for option grants made to executive officers of comparable companies.

EXECUTIVE COMPENSATION

The executive compensation for our CEO and executive officers for 2006 was determined on the basis of performance versus pre-set objectives for 2005. Our corporate objectives were reviewed and approved by our Board of Directors in early 2005 and consisted of specific quantitative and time-based objectives in the areas of product development, basic research, business development, planning and infrastructure, intellectual property, human resources and financial performance.

CEO Compensation

The annual salary of Alfred E. Mann, our Chief Executive Officer, was $390,000 for the fiscal year ended December 31, 2005, which was $53,600 more than his salary for the fiscal year ended December 31, 2004. The Committee’s approach to establishing Mr. Mann’s compensation under his employment agreement was to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria. In establishing Mr. Mann’s salary base and increase for 2006, the number of stock options granted and the number of shares awarded to Mr. Mann, the Committee recognized Mr. Mann’s leadership in driving strong operating performance throughout the company, his execution of a strategy to advance our product candidates into Phase 3 clinical trials, and his actions to ensure that MannKind continues to raise enough capital to continue our planned operations.

MISCELLANEOUS

Section 162(m) of the Code prohibits us from deducting any compensation over $1 million per taxable year paid to any of the Named Executive Officers unless certain criteria are satisfied. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under our Stock Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and stock awards shall be treated as performance-based compensation.

Compensation Committee

Michael A. Friedman
Kent Kresa
Henry L. Nordhoff

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Ronald Consiglio, Chairman of the Audit Committee, Kathleen Connell, Ph.D. and David H. MacCallum. All of the members of the Audit Committee meet the independence standards of Nasdaq Rule 4200(a)(15). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of MannKind’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statement and the results of Deloitte’s examination of MannKind’s financial statements. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2005, and engaged Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2006.

Audit Committee

Ronald J. Consiglio
Kathleen Connell, Ph.D.
David H. MacCallum

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this section by reference.

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our common stock with (i) the Nasdaq Composite Index and (ii) the Nasdaq Biotechnology Index. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

Assumes a $100 investment, on July 28, 2004, in (i) our common stock, (ii) the securities comprising the Nasdaq Composite Index and (iii) the securities comprising the Nasdaq Biotechnology Index.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2005 to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $60,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements, which are described under “Management.” Except as specifically described below regarding loans to former directors and former executive officers, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

LOANS TO FORMER DIRECTORS AND FORMER EXECUTIVE OFFICERS

On September 15, 2000, October 20, 2000 and April 2, 2001, AlleCure, a former subsidiary of MannKind, sold and issued an aggregate of 1,715,000 shares of its common stock to its CEO, Dr. McCormack, in exchange for three promissory notes in the aggregate principal amount of $1,963,380. In connection with the Merger, Dr. McCormack’s shares of common stock of AlleCure were exchanged for 110,113 shares of our common stock and we were assigned the benefit of the promissory notes. The full recourse promissory notes were due at various dates from 2005 to 2006 and were collateralized by the underlying shares of common stock issued in connection with the notes. The notes are pre-payable by Dr. McCormack, and he has no service obligation to us under the terms of the stock purchase. The note-for-stock transaction was accounted for as in-substance stock option grants to an employee. As a result, AlleCure recognized stock-based compensation expense of $815,000 during 2001 in connection with these notes, which represented the intrinsic value of the in-substance stock options. This amount was reversed in 2002 because the in-substance options had no intrinsic value as of December 31, 2002. There was no stock-based compensation expense recorded for the in-substance options in 2003 because they had no intrinsic value as of December 31, 2003. The Company recorded approximately $17,000 of stock-based compensation expense relating to the in-substance stock options during the year ended December 31, 2004, which represented the intrinsic value of the in-substance options at year end. This amount was reversed in 2005 because the in-substance stock options had no intrinsic value as of December 31, 2005. In September and October 2005, the principal and interest totaling $1,628,156 on the notes issued in exchange for approximately 78,000 of the 110,000 shares of common stock issued became due and payable. The Company pursued collection and, in January 2006, the debtor tendered 143,949 shares as full repayment of the notes in default and the note issued in exchange for 32,000 shares which would become due in April 2006. These shares were valued at $2.6 million on January 31, 2006 and represented principal and interest due through that date on all notes outstanding. The Company received and cancelled 143,949 shares on January 31, 2006.

COMMON STOCK FINANCINGS

From January 2005 through December 31, 2005, we sold shares of our common stock in financings as follows:

•	on June 30, 2005, we sold 28,878 shares of common stock through our Employee Stock Purchase Plan at a purchase price of $8.62 per share.

•

private placement offering of 17,131,682 shares of our common stock and warrants to purchase 3,426,340 shares of our common stock resulting in aggregate gross proceeds of approximately $175.0 million. The Warrants have an exercise price of $12.228 per share, become exercisable beginning February 1, 2006 and expire on August 5, 2010; and

•	on December 31, 2005, we sold 28,764 shares of common stock through our Employee Stock Purchase Plan at a purchase price of $8.54 per share.

The investors in these financings included the following executive officers, directors, holders of more than five percent of our securities, and the immediate family members and affiliated entities of each:

Purchaser	Shares
Directors and executive officers
Alfred E. Mann(1)	8,550,546
Hakan S. Edstrom(2)	6,564
Richard L. Anderson	1,610
Kent Kresa	10,500

(1)

Consists of 6,944,963 shares held by the Alfred E. Mann Living Trust and 1,605,483 shares held by Biomed Partners, LLC. The Alfred E. Mann Living Trust and MiniMed Infusion, Inc. are each 0.1% managing members of Biomed Partners, LLC. Alfred Mann has voting and dispositive power over the shares set forth..

(2)	Hakan S. Edstrom holds 4,895 shares as trustee of The Edstrom Family Trust.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

We were incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, generally provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and executive officers to the fullest extent permitted under the DGCL and other applicable laws.

As permitted by Delaware law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements generally require us to indemnify our directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director, officer, employee, or other agent of ours or serving at our request as a director, officer, employee, or other agent of another corporation or enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, all expenses incurred by one of our directors or executive officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of the director or executive officer, to repay all advanced amounts if it is ultimately determined that the director or executive officer is not entitled to be indemnified by us under his or her indemnification agreement, our amended and restated bylaws or the DGCL. The indemnification agreements also set forth certain procedures that will apply in the event any of our directors or executive officers brings a claim for indemnification under his or her indemnification agreement.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any transaction from which the director derives an improper personal benefit;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchase or redemptions of shares; or

•	any breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision.

There is currently no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is being sought. We are not currently aware of any threatened litigation that may result in claims for indemnification against us by any of our directors or executive officers.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or Securities Act, or otherwise. The policy expires on July 27, 2006.

OTHER TRANSACTIONS

We issued 8,550,446 shares of our common stock to Mr. Mann during the year ended December 31, 2005 for proceeds of approximately $87.3 million. In connection with this issuance, the board of directors approved the issuance of warrants to purchase 1,710,091 shares of our common stock at $12.228 per share, which expire on August 2, 2010. The issuance of shares and warrants to Mr. Mann was on terms identical to the other purchasers in the private placement, as approved by our board of directors.

In connection with certain meetings of our board of directors and on other occasions when our business necessitated air travel for Mr. Mann and other MannKind employees, we utilized Mr. Mann’s private aircraft and we paid the charter company that manages the aircraft on behalf of Mr. Mann approximately $62,000 in 2005.

The above related-party transactions were approved by a majority or more of the disinterested members of our Board of Directors. We believe that the foregoing agreements were and continue to be in our best interests. It is our current policy that all agreements between us and any of our officers, directors, 5% stockholders, or any of their affiliates, will be entered into only if such agreements are approved by a majority of our disinterested directors and are on terms no less favorable to us than could be obtained from unaffiliated parties.

See also “EXECUTIVE COMPENSATION” above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 28903 North Avenue Paine, Valencia, CA 91355 or contact David Thomson at (661) 775-5300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to: MannKind Corporation, Investor Relations, 28903 North Avenue Paine, Valencia, CA 91355.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Thomson
David Thomson
Vice President, General Counsel and Secretary

Valencia, California 91355

April 13, 2006

Appendix A

MANNKIND CORPORATION

AUDIT COMMITTEE PRE-APPROVAL POLICY

I.	STATEMENT OF PRINCIPLES

Under Section 202 of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules adopted by the Securities and Exchange Commission (the “SEC”), the Audit Committee (the “Audit Committee”) of the Board of Directors of MannKind Corporation (the “Company” ) must pre-approve all audit, review and attest services and permissible non-audit services (subject to a de minimis exception) performed by the Company’s independent auditor (the “Auditor”) in order to assure that the provision of such services does not impair the Auditor’s independence from the Company.

To implement these provisions of the Act, the SEC has issued rules specifying the types of services that auditors may not provide to their audit clients, as well as the audit committee’s administration of the engagement of the auditors. Accordingly, the Audit Committee has adopted this Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Auditors are, or may be, pre-approved by the Audit Committee.

Under this Policy, proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the Auditors. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the Auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the Auditors are best positioned to provide the most effective and efficient service, for reasons such as their familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe in detail the particular Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee pursuant to this Policy.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and consider pre-approval of the services that may be provided by the Auditors without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.

The Auditors have reviewed this Policy and believe that implementation of the Policy will not adversely affect their independence.

II.	DELEGATION

The Audit Committee may delegate specific pre-approval authority to one or more of its members. However, the Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Auditor. The member or members of the Audit Committee to whom such authority is delegated shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. By this Policy, the Audit Committee delegates specific pre-approval authority to the Chair of the Audit Committee; provided, however, that the Chair shall not be able to pre-approve any particular service resulting in fees to the Company greater than $25,000.

III.	AUDIT SERVICES

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the Auditors to be able to form an opinion on the Company’s financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the Auditors’ report on management’s report on internal controls for financial reporting, once required. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also specifically pre-approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement specifically pre-approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the Auditors reasonably can provide. Other Audit services may include statutory audits and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting or that are traditionally performed by the Auditor. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the Auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services.

The Audit Committee has pre-approved the Audit-related services listed in Appendix A. All other Audit-related services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

V.	TAX SERVICES

The Audit Committee believes that the Auditor can provide tax services to the Company, such as tax compliance, tax planning and tax advice, without impairing the Auditor’s independence. Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the Auditor, that the Audit Committee has reviewed and believes would not impair the independence of the Auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the Auditors in connection with a transaction initially recommended by the Auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Company’s Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with this Policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services listed in Appendix A .. All Tax services not listed in Appendix A must be specifically pre-approved by the Audit Committee, including tax services proposed to be provided by the Auditors to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.	ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as other services that it believes are routine and recurring services, would not impair the independence of the Auditor and are consistent with the SEC’s rules on independence. The Audit Committee has pre-approved the All Other services listed in Appendix A. Permissible All Other services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this Policy as Exhibit 1. The rules of the SEC and the Public Company Accounting Oversight Board (the “PCAOB” ) and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	PRE-APPROVAL FEE LEVELS OR BUDGETED AMOUNTS

Pre-approval fee levels or budgeted amounts for all services to be provided by the Auditors will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII.	SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the Auditor must provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided.

IX.	PROCEDURES

The Company’s management shall inform the Audit Committee of each service performed by the Auditor pursuant to this Policy.

Requests or applications to provide services that require specific pre-approval by the Audit Committee shall be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on auditor independence.

The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the Auditors. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Audit Committee will determine whether this Policy is being appropriately implemented. Both the Chief Financial Officer and management will immediately report to the Chair of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer or any member of management.

Appendix B

APPENDIX A

GENERALLY PRE-APPROVED SERVICES FOR FISCAL YEAR 2006

Dated: November 15, 2005

PRE-APPROVED SERVICE	PRE-APPROVED FEES
Audit Services
Statutory audits or financial audits for the Company and its subsidiaries or affiliates of the Company	$93,500 plus ~$5,000 OOP

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

No estimate currently available
Timely required quarterly reviews in accordance with SAS 100	$168,100 plus ~$4,200 OOP
Audit-related Services

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “Audit services” rather than “Audit-related services”)

Not to exceed $15,000 per quarter
Due diligence services pertaining to potential business acquisitions/dispositions	$25,000 per due diligence request
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters	$15,000

General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, including consultations on the Company’s implementation of and compliance with Section 404 of the Sarbanes-Oxley Act

$435,300 in respect of Section 404 Attestation in 2005 $277,900 in respect of Section 404 Attestation in 2006
Tax Services
U.S. federal, state and local tax planning and advice	$15,000 per quarter
U.S. federal, state and local tax compliance	$66,500 plus ~8% OOP
U.S. federal, state and local quarter tax payments	$2,500 per quarter
U.S. federal, state and local tax extensions	$1,500
Phase 1 of the tax credit project	$50,000

All Other Services
None	None

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services unrelated to an audit

•	Expert services unrelated to an audit

•	Any other service the PCAOB determines, by regulation, is impermissible

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED. WILL BE VOTED “FOR” THE PROPOSALS							Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2
					FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	FOR ☐	WITHHELD FOR ALL ☐	ITEM 2.	APPROVAL OF 4 MILLION SHARE INCREASE TO 2004 EQUITY INCENTIVE PLAN RESERVE FOR FUTURE ISSUANCE	☐	☐	☐

Nominees: 01 Alfred E. Mann 02 Hakan S. Edstrom 03 Kathleen Connell, Ph.D. 04 Ronald Consiglio 05 Michael A. Friedman, M.D.	06 Llew Keltner, M.D., Ph.D. 07 Kent Kresa 08 David H. MacCallum 09 Henry L. Nordhoff

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PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature	Signature	Date

NOTE: The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/mnkd Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.mannkindcorp.com

                   PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MANNKIND CORPORATION

       The undersigned hereby appoints Rose Alinaya and David Thomson and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 25, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your MannKind Corporation account online.

Access your MannKind Corporation stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for MannKind Corporation, now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC